Exhibit 10.4


                                  FIRST AMENDMENT TO

                         WARRANT TO PURCHASE COMMON STOCK OF

                                    COMPUMED, INC.

                                  As of June 1, 1995

                                      Recitals:

          CompuMed, Inc., a California corporation (the "Company") having its principal place of business at 1230 Rosencrans Avenue, suite 1000, Manhattan Beach, California, purchased certain assets from Skeletal Assessment Services Corporation, an Ohio corporation ("CRTIL") having its principal place of business in Yellow Springs, Ohio, pursuant to an Agreement for Sale of Assets dated May 23, 1991 (the "Agreement"). Capitalized terms used herein without definition have the meanings ascribed to them in the Agreement.

          Pursuant to the Agreement, the Company issued a warrant (the "Warrant") dated June 5, 1991 to CRTL for the purchase of up to 640,000 shares of Common Stock (as defined therein) at a purchase price of $0.25 per share. Since that date, the Company engaged in a 1:10 reverse stock split, so that the Warrant now represents a right to purchase up to 64,000 shares of Common Stock at a purchase price of $2.50 per share.

          The parties now wish to amend the Warrant.

                                      Agreement:
                                      ----------

          Now therefore, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the parties hereby agree that the Warrant is hereby amended as follows:

     Section 1  Extension of Expiration Date.
     ---------------------------------------

          All references in the Warrant (and in the Warrant Certificate attached thereto as Exhibit A) to "June 4, 1995", including the reference in the definition of "Expiration Date"), are hereby amended to refer to "September 22, 2000".

     Section 2  Registration Rights.
     ------------------------------

          The registration rights with respect to the Common Stock underlying the Warrant shall be as follows:

          (a)  Registration of Warrant Shares
               ------------------------------

          (1) the Company shall use reasonable efforts to register the sale of the shares underlying the Warrant (the "Warrant Shares") in an S-3 registration statement with the Securities and Exchange Commission by March 20, 1996 (other than shares the sale of which has previously been registered under the Company's August 1992 registration statement). If the Company has not effected a registration of the sale of all of the Warrant Shares by March 20, 1996, then at any time thereafter, but only once, CRTL may request that the Company so register the sale of the Warrant Shares, in which case the Company shall use its best efforts to so register the sale of the Warrant Shares at its sole cost and expense, and shall "blue sky" such sale in Ohio, California and such other States as CRTL may reasonably request; provided, however, that the Company shall not be required to incur the expense of a special audit of its books to effect such registration, and provided further that the Company shall not be required to endeavor to register such sale if within three weeks of CRTL's request the Company shall deliver to CRTL (i) an opinion of its counsel that the transaction or transactions with respect to which such registration is requested constitutes a transaction or transactions as to which registration is not required under the Securities Act of 1933, and (ii) there is simultaneously delivered to CRTL a letter from the transfer agent of the Company assuring the transferability of the Warrant Shares. The Company shall not be required to include in any registration statement any Warrant Shares unless CRTL shall have at its expense provided the Company with a written statement of all material facts required to be stated in such registration statement concerning CRTL, its officers, directors and shareholders, the Warrant Shares and the sale of same, and agreed to defend, indemnify and hold harmless the underwriters participating in such offering and the Company and each of its directors and officers against any loss, cost or expense that may arise because of any untrue or allegedly untrue statements or omission or alleged omission of a material fact made by CRTL in a written statement to the Company for inclusion in such registration statement; provided that the Company agrees to defend, indemnify and hold CRTL, and each of its directors and officers against any loss, cost or expense that may arise because of any untrue or allegedly untrue statements or omission or alleged omission of a material fact made in the registration statement other than any untrue or allegedly untrue statements or omission or alleged omission of a material fact made by the Company in reliance upon a written statement of CRTL to the Company provided for inclusion in such registration statement.

          (2) If at the time a request is made for registration the Company is engaged in any activities (including, without limitation, activities related to an acquisition by or of the Company) which the Board of Directors of the Company reasonably and in good faith determines would cause the registration so requested to have a materially adverse effect on the Company or its business (other than by reason of the expense of registration), the Company may postpone such registration until its Board of Directors determines that the circumstances no longer require such postponement; provided, however, that no such postponement may extend for a
                   --------  -------
     period in excess of one hundred twenty (120) days.

          (3) The Company will use its best efforts to maintain the effectiveness for up to nine months, of any registration statement pursuant to which any of its securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act of 1933 (the "1933 Act") and any applicable state statute or regulation. The Company will also provide CRTL with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

          (4) The provisions of section 4(C) of the Warrant shall apply to the foregoing registration rights.

     Section 3.  Confirmation of Recitals.
     ------------------------------------

          The parties hereto hereby confirm the accuracy of the recitals set forth at the beginning of this instrument.

     Section 4.  No other Changes.
     ----------------------------

          Except as modified herein, the Warrant remains in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Warrant Agreement to be executed by their duly authorized representatives as of the date first above written.

                                   COMPUMED, INC.

                                   By:  /s/ Rod Raynovich
                                        _________________________
                                        Rod Raynovich, President


                                   SKELETAL ASSESSMENT SERVICES CORPORATION

                                   By:  /s/ Sam Bachtell
                                        ________________________
                                        Sam Bachtell, President